Exhibit 10.9

DISCOVER FINANCIAL SERVICES

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Discover Financial Services Employee Stock Purchase Plan (the “Plan”) is to provide employees of Discover Financial Services, a Delaware corporation (the “Company”), and its Subsidiary Companies (as defined below) that are designated to participate in the Plan the opportunity to participate in the ownership of the Company and to encourage increased efforts to promote the best interests of the Company and the Subsidiary Companies by permitting eligible employees to purchase shares of common stock, $.01 par value, of the Company (“Common Stock”) at below-market prices. The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of the Plan, the term “Subsidiary Companies” shall mean all corporations which are subsidiary corporations (within the meaning of section 424(f) of the Code) and of which the Company is the common parent. The Company and its Subsidiary Companies that, from time to time, are designated by the Company to participate in the Plan are sometimes hereinafter called collectively the “Participating Companies.”

2. Eligibility. Participation in the Plan shall be open to each employee of a Participating Company who has satisfied rules and conditions established by the Compensation Committee of the Board of Directors (the “Board”) from time to time (an “Eligible Employee”); provided, however that such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including by not limited to, Section 423(b)(3),(4),(5), and (8) thereof) and the regulations promulgated thereunder. Each Eligible Employee shall be eligible to participate in the Plan beginning on the later of:

(a) the first day of the first month following the date the employee has completed one year of service for the Participating Companies, provided that he is still employed on such date, and

(b) the date such employee becomes an Eligible Employee.

No right to purchase Common Stock hereunder shall accrue under the Plan on behalf of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section 3). Notwithstanding the foregoing, any employee of a Participating Company who on [Insert Spin Date] was eligible to participate in the Morgan Stanley Employee Stock Purchase Plan or who, on the Effective Date (as defined in Section 3) would have been so eligible if he or she had then been employed by Morgan Stanley shall be an Eligible Employee as of the Effective Date.

No Eligible Employee shall acquire a right to purchase Common Stock hereunder if immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code or which the employee may purchase under outstanding options (including the right to purchase Common Stock under the Plan)).

Notwithstanding anything herein to the contrary, each Eligible Employee’s right to purchase Common Stock hereunder shall be restricted so that no Eligible Employee’s right to purchase Common Stock under all employee stock purchase plans qualified under section 423 of the Code and maintained by the Company or any of its Subsidiary Companies accrues at a rate which exceeds $25,000 of Fair Market Value (determined as of the date on which the options under each such plan are considered granted pursuant to section 423 of the Code) (or such other amount as may be specified under section 423 of the Code) for a calendar year.

3. Effective Date of Plan; Purchase Periods. The Plan shall become effective on October 1, 2007, or such later date as may be determined by the Committee (the “Effective Date”), provided that this Plan is approved by the Company’s shareholder prior to the date the Company’s shares are traded on a national stock exchange. Eligible Employees shall be permitted to purchase shares of Common Stock as soon as practicable after each Purchase Period during the term of the Plan. A “Purchase Period” under the Plan shall be each Eligible Employee’s payroll period.

4. Basis of Participation; Payroll Deductions. Subject to compliance with applicable rules prescribed by the Committee (as defined in Section 13) each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period which begins on or after such Eligible Employee has satisfied the eligibility requirements in Section 2 of the Plan.

To enroll in the Plan, an Eligible Employee shall make a request to the Company or its designated agent at the time and in the manner specified by the Committee, specifying the amount of payroll deduction to be applied to the Compensation (as defined below) earned by the employee during each payroll period during the Purchase Period. The Committee may determine and specify, from time to time, (i) the range of permissible percentages of a participant’s Compensation an Eligible Employee may specify as a payroll deduction and (ii) the maximum amount, if any, of Compensation that may be deducted for an Eligible Employee in any year, and provided further, that no such determination shall be contrary to the requirements of section 423 of the Code and the regulation promulgated thereunder. Subject to compliance with applicable rules prescribed by the Committee, the request shall be credited as soon as practicable following the Purchase Period. For purposes of the Plan, a participant’s “Compensation” shall mean the sum of the types and amounts of compensation determined from time to time by the Committee in its sole discretion to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of section 423 of the Code and any regulations promulgated thereunder. Each Eligible Employee shall be advised of the Purchase Price (as defined in Section 5) before enrolling in the Plan.

Payroll deductions shall be made for each participant in accordance with such participant’s request until such participant’s participation in the Plan terminates, such participant’s payroll deductions are suspended, such participant’s request is revised or the Plan terminates, all as hereinafter provided.

Following his or her enrollment in the Plan, a participant may change the amount of his or her payroll deduction effective as of the first day of any Purchase Period by so directing the Company or its designated agent at the time and in the manner specified by the Committee. A participant may not change the amount of his or her payroll deduction effective as of any date other than the first day of a Purchase Period, except that a participant may elect to suspend his or her payroll deductions under the Plan as provided in Section 7.

Payroll deductions for each participant shall be credited to a purchase account established on behalf of the participant on the books of the participant’s employer or such employer’s designated agent (a “Purchase Account”). As soon as practicable following the end of each Purchase Period, the amount in each participant’s Purchase Account will be applied to the purchase of the number of whole and fractional shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 5) for such Purchase Period. No interest shall accrue at any time for any amount credited to a Purchase Account of a participant.

The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph without prior notice to any participant or Eligible Employee.

5. Purchase Price. The purchase price (the “Purchase Price”) per share of Common Stock hereunder shall be expressed as a percentage of Fair Market Value (as defined below) for any Purchase Period and shall be determined from time to time by the Board, but in no event shall such purchase price be less than 85% of the Fair Market Value of a share of Common Stock on the last day of such Purchase Period. If such sum results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent. For purposes of the Plan, the “Fair Market Value” of a share of Common Stock on a given day shall be the average of the high and low sales price of a share of Common Stock as reported on the New York Stock Exchange (or such other exchange on which shares of Common Stock are listed) on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported. In no event, however, shall the Purchase Price be less than the par value of a share of Common Stock. Notwithstanding anything herein to the contrary, in the event the Board determines pursuant to this Section 5 to change the Purchase Price, each participant shall be advised in advance of the effective date of such change and afforded the opportunity to make a change in participation under Section 4 and Section 7.

6. Purchase Accounts and Issuance of Shares. The Common Stock purchased by each participant shall be posted to such participant’s Purchase Account as soon as practicable after, and credited to such participant’s Purchase Account as of, the last day of the Purchase Period with respect to which the Common Stock was purchased. Except as provided in Section 7 and Section 8, a participant (or his or her legal representative, as appropriate) will be issued his or her shares when his or her participation in the Plan is terminated pursuant to Section 7(b), the Plan is terminated or upon request, but, in the last case, only in whole shares.

The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may use electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

7. Suspension and Termination of Participation. (a) Suspension of Payroll Deductions. A participant may elect at the time and in the manner specified by the Committee to suspend his or her participation in the Plan, provided such election is received by the Company or its designated agent prior to the date specified by the Committee for suspension of participation with respect to the Purchase Period for which such suspension is to be effective. Upon any suspension of participation, the participant’s payroll deductions shall cease, and if the participant elects, the cash credited to such participant’s Purchase Account on the date of such suspension shall be delivered as soon as practicable to such participant. If the participant does not elect to receive such cash, such cash shall be applied to the purchase of shares of Common Stock, as described in Sections 4, 5 and 6 hereof. A participant who elects to suspend participation in the Plan shall be permitted to resume participation in the next following Purchase Period by making a new request to participate at the time and in the manner described in Section 4 hereof.

(b) Termination of Participation. If the participant dies, terminates employment with the Participating Companies for any reason, including a termination due to disability or retirement, or otherwise ceases to be an Eligible Employee, such participant’s participation in the Plan shall immediately terminate. Upon such terminating event, any cash credited to such participant’s Purchase Account on the date of such termination shall be delivered as soon as practicable to such participant or his or her legal representative, as the case may be, and the number of full shares of Common Stock held for his or her benefit, and a cash payment equal to the Fair Market Value of any fractional share so held, shall, subject to Section 7(d) below, be delivered to the participant or his or her legal representative, as the case may be, as soon as practicable after such termination.

(c) Leaves of Absence. Unless the Committee otherwise determines, a participant on a paid leave of absence shall continue to be a participant in the Plan so long as such participant is on such paid leave of absence. Unless otherwise determined by the Committee, a participant on an unpaid leave of absence shall not be entitled to participate in the Plan after such unpaid leave has begun but shall not be deemed to have terminated employment for purposes of the Plan. A participant who, upon failing to return to work following a leave of absence, is deemed not to be an employee, shall not be entitled to participate in the Plan after such termination of employment, and such participant’s Purchase Account shall be paid out in accordance with Section 7(b).

(d) Twenty-four Month Holding Period. Notwithstanding any provision of this Plan to the contrary, except to the extent otherwise determined by the Committee, no shares of Common Stock purchased hereunder may be withdrawn or distributed prior to a date that is at least twenty-four months after such shares were purchased, except distributions to a participant’s beneficiary pursuant to Section 20.

8. Termination or Amendment of the Plan. The Company, by action of the Board, may terminate the Plan at any time, in which case notice of such termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

Without any action being required, the Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 17) has been purchased. If at any time the number of shares of Common Stock remaining available for purchase under the Plan is not sufficient to satisfy all then-outstanding purchase rights, the Board or Committee may determine an equitable basis of apportioning available shares of Common Stock among all participants.

The Company, by action of the Board, may amend the Plan from time to time in any respect for any reason; provided, however, that the Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action and no such amendment shall increase the maximum number of shares of Common Stock which may be purchased under the Plan unless such increase is approved by the stockholders of the Company in accordance with section 423 of the Code.

9. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a participant.

10. Dividends on Shares. All ordinary or regular cash dividends paid with respect to shares of Common Stock held in a participant’s Purchase Account shall be invested automatically in shares of Common Stock purchased at 100 percent of Fair Market Value on the date such dividend is paid. All ordinary or regular non-cash dividends paid on Common Stock held in a participant’s Purchase Account shall be paid to the participant as soon as practicable.

11. Sales through the Plan. A participant or former participant who has terminated employment with the Participating Companies may sell his or her shares of Common Stock acquired under the Plan pursuant to the procedures established from time to time by the Administrator. Notwithstanding the foregoing, except to the extent otherwise determined by the Committee, shares of Common Stock purchased hereunder (other than shares of Common Stock acquired upon the automatic investment of dividends pursuant to Section 10) shall not be transferable by a Participant for a period of 12 months immediately following the date on which such shares were purchased.

12. Stockholder’s Rights. No Eligible Employee or participant shall by reason of the Plan have any rights of a stockholder of the Company until he or she shall acquire a share of Common Stock as herein provided.

13. No Right to Continued Employment. Nothing in the Plan shall impose an obligation on any Participating Company to continue the employment of a participant or shall lessen or affect a Participating Company’s right to terminate the employment of a participant at any time for any reason.

14. Withholding. As a condition to receiving shares hereunder, the Company may require the participant to make a cash payment to the Company of, or the Company may withhold from any shares distributable under the Plan, an amount necessary to satisfy all Federal, state, city or other taxes required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

15. Offsets. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by such Participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Company, in its sole discretion, shall determine.

16. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan, provided, however, that any exercise of discretion granted to the Committee pursuant to the Plan shall be exercised in a manner consistent with Section 423 of the Code. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, each participant and each other employee of the Company. The Committee may delegate to any committee, person (whether or not an employee of a Participating Company) or entity any of its responsibilities or duties hereunder. The Plan shall be interpreted and administered so as to ensure that all participants have the same rights and privileges, as provided by section 423(b)(5) of the Code.

17. Maximum Number of Shares. The maximum number of shares of Common Stock which may be purchased under the Plan is 3,000,000 subject to adjustment as hereinafter set forth. Shares of Common Stock sold hereunder may be treasury shares, authorized and unissued shares, shares purchased in the open market (on an exchange or in negotiated transactions) or any combination thereof.

18. Changes in the Company’s Capital Structure. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Common Stock other than a regular cash dividend, the maximum number and class of securities which may be purchased under the Plan and the purchase price per security shall be appropriately adjusted by the Board. The decision of the Board regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under the Plan, such fractional security shall be disregarded. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each participant, including, without limitation, such Participant’s estate and all executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such participant.

19. Merger or Other Corporate Change. In the event of a merger or other transaction involving the Company in which shares of Common Stock are exchanged for stock, securities, cash or other property, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation in such transaction, or a parent or subsidiary of such successor corporation. The Board may elect, however, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in effect by establishing a new purchase date or to cancel the Purchase Period and refund all amounts credited to each participant’s Purchase Account. If the Board shortens the Purchase Period then in effect, the Company shall make its best efforts to notify each participant of such change at least 10 business days prior to the new purchase date, and allow participants to elect to receive the cash credited to their Purchase Accounts in accordance with Section 7(a).

20. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the last day of a Purchase Period but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the last day of a Purchase Period. If a participant is married and the designated beneficiary is not the participant’s spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. All beneficiary designations shall be in such form and manner as the Company may designate from time to time.

21. Notices. Except as otherwise expressly provided herein, (i) any request, election or notice under the Plan from an Eligible Employee or participant shall be transmitted or delivered to the Company or its designated agent in the manner specified by the Committee and, subject to any limitations specified in the Plan, shall be effective when so delivered and (ii) any request, notice or other communication from the Company or its designated agent that is transmitted or delivered to Eligible Employees or participants shall be effective when so transmitted or delivered.

22. Compliance with Statutes and Regulations. The Plan, and the Company’s obligation to sell and deliver shares of Common Stock hereunder, shall be subject to all applicable federal and state laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the sole discretion of the Company, be required or desirable.

23. Governing Law. The Plan and all determinations made hereunder and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the [State of Delaware] and construed in accordance therewith without giving effect to principles of conflicts of laws.

24. International Participants. To the extent permitted under section 423 of the Code, without the amendment of the Plan, the Committee may provide for the participation in the Plan by Eligible Employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Participating Companies operate or have employees.

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